EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference:

        (i) in Registration Statement No. 33-54491 on Form S-8 pertaining to the James River Corporation of Virginia StockPlus Investment Plan;

        (ii) in Registration Statement No. 33-57153 on Form S-8 pertaining to the James River Corporation of Virginia Canadian Employees Stock Purchase Plan;

        (iii) in Registration Statement No. 333-33435 on Form S-8 pertaining to the Fort Howard Corporation Profit Sharing Retirement Plan and the Harmon Assoc., Corp. Profit Sharing Plan;

        (iv) in Registration Statement No. 33-43894 on Form S-8 pertaining to the James River Corporation of Virginia Stock Option Plan for Outside Directors;

        (v) in Registration Statement No. 333-02213 on Form S-8 pertaining to the James River Corporation of Virginia Director Stock Ownership Plan;

        (vi) in Registration Statement No. 33-56657 on Form S-8 pertaining to James River Corporation of Virginia 1987 Stock Option Plan;

        (vii) in Registration Statement No. 333-02217 on Form S-8 pertaining to the James River Corporation of Virginia Stock Incentive Plan;

        (viii) in Registration Statement No. 333-35013 on Form S-8 pertaining to the amendment to the James River Corporation of Virginia Stock Incentive Plan;

        (ix) in Registration Statement No. 333-33431 on Form S-8 pertaining to the Fort Howard Corporation Management Equity Participation Agreement, the Fort Howard Corporation Management Equity Plan, and the Fort Howard Corporation 1995 Stock Incentive Plan;

        (x) in Registration Statement No. 333-66715 on Form S-8 pertaining to the Fort James Corporation MIP Bonus Deferral Plan; and

        (xi) in Registration Statement No. 333-47287 on Form S-3 pertaining to the shelf registration statement of $800,000,000 of debt securities of Fort James Corporation of our report, dated February 4, 1999, on our audits of the consolidated financial statements and financial statement schedule of Fort James Corporation as of December 27, 1998 and December 28, 1997, and for each of the three fiscal years in the period ended December 27, 1998, which reports are included in the 1998 Annual Report, which is incorporated herein by reference, or included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
March 22, 1999

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